UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave,

Jamaica, NY 11434

(Address of Principal Executive Offices)

(718) 978-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Amendment to a Material Definitive Agreement.

As previously announced, on March 10, 2023, Unique Logistics International, Inc., a Nevada corporation (“Unique” or the “Company”), entered into a financing agreement (the “Agreement”) as borrower with certain of its subsidiaries party thereto as guarantors (collectively, the “Borrowers”), the lenders party thereto (collectively, the “Lenders”), CB Agent Services LLC, as origination agent (“CB Agent”), and Alter Domus (US) LLC, as collateral agent and administrative agent (“Alter Domus”, and together with CB Agents, the “Agents”)(collectively, the “Parties”), for an initial senior secured term loan in a principal amount of $4,210,526.32 and a delayed draft term loan in an aggregate principal amount of up to $14,789,473.68. Capitalized terms used but not otherwise defined herein have the same definitions given to such terms in the Agreement.

Effective March 1, 2024, the Parties entered into a waiver and amendment no. 2 to financing agreement (the “Second Waiver”), whereby the Agents and the Lenders agreed to waive (i) (a) that certain Event of Default that has occurred or may occur, due to the Loan Parties’ noncompliance with Section 7.03(a) of the Agreement for each of the fiscal quarters in the fiscal year ending May 31, 2024 and for the fiscal quarter ending August 31, 2024 (the “FCCR Event of Default”), (b) that certain Event of Default that has occurred or may occur, due to the Loan Parties’ noncompliance with Section 7.03(b) of the Agreement for each of the fiscal quarters in the fiscal year ending May 31, 2024 and for the fiscal quarter ending August 31, 2024 (the “Liquidity Event of Default”) and (c) that certain Event of Default that has occurred or may occur, due to the Loan Parties’ noncompliance with Section 7.03(c) of the Agreement for each of the fiscal quarters in the fiscal year ending May 31, 2024 and for the fiscal quarter ending August 31, 2024 (the “EBITDA Leverage Event of Default” and, together with the FCCR Event of Default and the Liquidity Event of Default, the “Specified Events of Default”). Each of the Specified Events of Default constitute an Event of Default under Section 9.01(c) of the Agreement; and (ii) interest at the Post-Default Rate with respect to the Specified Events of Default from the date such event occurred through the Waiver and Second Amendment Effective Date.

In addition, pursuant to the Second Waiver, the Borrowers agreed to (i) pay the administrative agent a non-refundable Waiver Fee in an aggregate amount equal to $3,000,000, which was deemed fully earned on the Effective Date; and (ii) issue the origination agent or its designee warrants, in form and substance satisfactory to the origination agent, entitling the holder thereof to purchase a number of shares of the Company’s common stock equal to the greater of (a) seven percent (7%) of enterprise value (as calculated in a manner to be mutually agreed and acceptable to the origination agent and the Company on a fully diluted basis and (b) $7,000,000, on terms, conditions and in a form reasonably acceptable to origination agent, and having an exercise price of $0.01 per share (collectively, the “Warrants”).

The foregoing description of the Second Waiver does not purport to be complete and is qualified in its entirety by reference to the Second Waiver, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Waiver and amendment no. 2 to financing agreement , dated as of February 5, 2024, by and among Unique Logistics International, Inc., certain of its subsidiaries party thereto as guarantors, the lenders party thereto, CB Agent Services LLC, as origination agent, and Alter Domus (US) LLC, as collateral agent and administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated: March 15, 2024	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer